Following is information about the computation of the earnings per share (EPS) data for the quarters ended September 30, 1998 and 1997:

                                                   For the Quarter Ended
                                                     September 30, 1998
                                             -----------------------------------
                                                Income      Shares     Per-Share
                                             (Numerator) (Denominator)   Amount
                                             ----------- ------------- ---------
Basic EPS
Income available to common stockholders ....  $202,769     4,610,447   $   0.04
                                                                       ========
Effect of Diluted Securities

Employee stock options .....................       --            --
                                              ----------------------
Diluted EPS
Income available to common stockholders
    plus assumed conversions ...............  $202,769     4,610,447   $   0.04
                                              =================================

                                                   For the Quarter Ended
                                                     September 30, 1997
                                             -----------------------------------
                                                Income      Shares     Per-Share
                                             (Numerator) (Denominator)   Amount
                                             ----------- ------------- ---------
Basic EPS
Income available to common stockholders ..... $124,538    4,592,339    $   0.03
                                                                       ========
Effect of Diluted Securities

Employee stock options ......................       --       41,282
                                              ---------------------
Diluted EPS
Income available to common stockholders
    plus assumed conversions ................ $124,538    4,633,621    $   0.03
                                              =================================

Following is information about the computation of the earnings per share (EPS) data for the first 9 months ended September 30, 1998 and 1997:

                                                   For the 9 months Ended
                                                     September 30, 1998
                                             -----------------------------------
                                               Income       Shares     Per-Share
                                             (Numerator) (Denominator)   Amount
                                             -----------------------------------
Basic EPS
Income available to common stockholders ..   $ 645,303    4,610,520    $   0.14
                                                                       ========
Effect of Diluted Securities

Employee stock options ...................          --           --
                                             ----------------------
Diluted EPS
Income available to common stockholders
    plus assumed conversions .............   $ 645,303    4,610,520    $   0.14
                                             ==================================

                                                   For the 9 months Ended
                                                     September 30, 1998
                                             -----------------------------------
                                               Income       Shares     Per-Share
                                             (Numerator) (Denominator)   Amount
                                             -----------------------------------
Basic EPS
Income available to common stockholders ...   $ 529,796    4,587,482    $   0.12
                                                                        ========
Effect of Diluted Securities

Employee stock options ....................          --       41,465
                                              ----------------------
Diluted EPS
Income available to common stockholders
    plus assumed conversions ..............   $ 529,796    4,628,947    $   0.11
                                              ==================================